UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Social Life Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-0495298
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8100 East Union Avenue, Suite 1809

Denver, Colorado 80237

(Address of Principal Executive Offices)

(Zip Code)

 (855) 933-3277

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

Name of each exchange on which each Class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0.001 per share

(Title of Class)

Social Life Network, Inc. is referred to herein as the “Registrant”

Item 1.	Description of Securities to be Registered

For a description of the common stock, par value $0.001 per share, to be registered by the Registrant, a Nevada corporation, is contained in the sections entitled “Prospectus Summary”, “Description of Securities”, “Market for Common Equity and Related Stockholder Matters” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (File No. 333-222709) as originally filed with the Securities and Exchange Commission on January 25, 2018 and as subsequently amended prior to effectiveness (the effectiveness of which occurred on July 9, 2018 at 4 pm), which description is incorporated herein by reference.

Item 2.	Exhibits

Exhibit	Description of Exhibit
1	The Registrant’s Registration Statement on Form S-1 (File No. 333-222709), as filed with the Securities and Exchange Commission on January 25, 2018 and as subsequently amended and incorporated herein by reference.

2	Articles of Incorporation and Amendment – State of Nevada (filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 as filed on January 25, 2018, File No. 333-222709, and incorporated by reference herein).

3	By-Laws (filed as Exhibit 3.2 to the Registrant’s registration Statement on Form S-1 as filed on January 25, 2018, File No. 333-222709, and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOCIAL LIFE NETWORK, INC.

Dated: July 10, 2018	By:	/s/ Ken Tapp
	Name:	Ken Tapp
	Title:	Chief Executive Officer

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